Exhibit 99.1

RAIT Enters into a Stalking Horse Purchase Agreement to Sell Substantially All of its Assets; Files Voluntary Chapter 11 Petitions to Facilitate Sale Process

PHILADELPHIA—August 30, 2019—RAIT Financial Trust (OTC Pink: RASF) (“RAIT”) today announced that it has into entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) to sell substantially all of its assets to an entity owned by funds managed by affiliates of Fortress Investment Group LLC (“Fortress”) in a sale process under Section 363 of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”). In addition, RAIT also announced that it has commenced voluntary proceedings for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for it and certain of its subsidiaries to facilitate the sale process.

The Purchase Agreement provides RAIT with a binding bid of approximately $174.4 million, subject to adjustment, along with the assumption of certain liabilities, which is subject to higher or better offers in the bidding process described below. The Purchase Agreement contains customary closing conditions to the obligations of the parties.

RAIT plans to file a motion with the Bankruptcy Court seeking approval of bid procedures in connection with the sale to Fortress. The sale and bid procedures will provide for notice to be given to third parties of the pending sale to Fortress and offer the opportunity for interested parties to submit higher and better bids for RAIT’s assets or propose an alternative transaction. Once the bid procedures have been approved by the Bankruptcy Court, RAIT will initiate the formal bidding process, and at such time interested parties will be able to obtain more information on the bidding process.

Following the chapter 11 filing, RAIT will continue to operate as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court. RAIT expects to file a number of first day motions with the Bankruptcy Court that, among other things, will seek authorization to continue the operations of RAIT in the ordinary course of business during the sale process. RAIT expects to receive court approval for these requests.

Court filings and other documents related to the bankruptcy proceedings are available on a website administered by RAIT’s claims agent, Epiq Corporate Restructuring, LLC (“Epiq”), at https://dm.epiq11.com/rait, or www.deb.uscourts.gov, the official Bankruptcy Court website.

Drinker Biddle & Reath LLP and Ledgewood, P.C. are acting as legal counsel, M-III Partners, L.P. is acting as financial advisor, and UBS Securities, LLC is acting as investment banker to RAIT and its affiliates in connection with the proposed sale and the bankruptcy proceedings.

Stroock & Stroock & Lavan LLP and Young Conaway Stargatt & Taylor, LLP are acting as legal counsel to Fortress and its affiliates.

About RAIT Financial Trust

RAIT is an internally-managed real estate investment trust focused on managing a portfolio of commercial real estate loans and properties. For more information, please call Epiq at (855) 940-0841.

Cautionary Statements Regarding Forward-Looking Information

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “potential,” “should,” “will,” “plans,” “continuing,” “ongoing,” “expects,” and similar words or phrases. Although RAIT believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond its control. Such forward-looking statements include, but are not limited to, (i) the transactions contemplated by the Purchase Agreement, including the chapter 11 cases and motions, and (ii) the ability of RAIT to operate as a “debtor in possession” under the jurisdiction of the Bankruptcy Court. These risks, uncertainties and contingencies include, but are not limited to, (i) whether the closing conditions of the Purchase Agreement will be satisfied or waived and whether the transactions contemplated by the Purchase Agreement will be completed, (ii) whether RAIT will be able to obtain approval with respect to motions in the chapter 11 cases and the Bankruptcy Court’s rulings in the chapter 11 cases and the outcome of the chapter 11 cases in general; (iii) the length of time RAIT will operate under the chapter 11 cases; (iv) risks associated with third-party motions in the chapter 11 cases, which may interfere with RAIT’s ability to develop and consummate the sale of its assets; (v) the potential adverse effects of the chapter 11 cases on RAIT’s liquidity, results of operations or business prospects; (vi) increased legal, advisor and other costs related to the chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; and (vii) the effect of the chapter 11 cases on the trading price in RAIT securities. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the RAIT’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2019 and Amendment No. 1 to RAIT’s Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on April 30, 2019. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by RAIT or any other person that RAIT’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements attributable to RAIT are expressly qualified by these cautionary statements.

RAIT Financial Trust

Alfred Dilmore, 855-940-0841